UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2009
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA (Address of Principal Executive Offices)	94043 (Zip Code)
Registrant’s Telephone Number, Including Area Code (650) 527-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c). On September 29, 2009, Symantec announced the appointment of Phillip A. Bullock as its new Senior Vice President and Chief Accounting Officer, effective October 1, 2009. Mr. Bullock, 45 years old, had served as the Company’s Vice President of Tax and Trade Compliance since March 2006 and assumed responsibility for the Company’s corporate risk assurance function in March 2007. Prior to joining Symantec in March 2006, Mr. Bullock had been employed by Ernst & Young LLP since 1988 and was a partner in Ernst & Young’s tax practice from September 2000 through February 2006. Mr. Bullock holds a bachelor of science degree in business administration, accounting information systems, from Virginia Polytechnic Institute and State University and a master’s in professional accounting degree from the University of Texas at Austin.
George W. Harrington, who was appointed as Symantec’s Chief Accounting Officer in January 2007, announced his retirement effective September 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: October 1, 2009	By:	/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer